EXHIBIT 10.4

7 Acquisition Corporation
750 East Main Street, Suite 600
Stamford, CT 06902

November 9, 2021

7 Acquisition Holdings, LLC
750 East Main Street, Suite 600
Stamford, CT 06902

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of 7 Acquisition Corporation (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), 7 Acquisition Holdings, LLC (the “Sponsor”) shall take steps directly or indirectly to make available to the Company certain office space, administrative support and consulting services as may be required by the Company from time to time, situated at 750 East Main Street, Suite 600, Stamford, CT 06902 (or any successor location). The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

In exchange for the above services, the Company shall pay the Sponsor a sum of up to $2,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement and any of their rights, interests, or obligations hereunder without the consent of the other party.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Very truly yours,

7 ACQUISITION CORPORATION

By:	/s/ Joel Haney
Name:	Joel Haney
Title:	Chief Financial Officer

AGREED TO AND ACCEPTED BY:

7 ACQUISITION HOLDINGS, LLC

By:	/s/ Brian Friedman
Name:	Brian Friedman
Title:	Member

[Signature Page to Administrative Services Agreement]